Exhibit 99.1

MOHAWK ANNOUNCES SUCCESSFUL BID
FOR LEES CARPET

Calhoun, Georgia, July 30, 2003 - Mohawk Industries, Inc. (NYSE:MHK) announced that W. L. Ross & Company and Mohawk were successful in their bid for substantially all of the assets of Burlington Industries, Inc.  Mohawk's portion of the purchase price for the Lees Carpet division is estimated to be approximately $352 million subject to certain adjustments.  The completion of the transaction is estimated to close in the fourth quarter and is subject to customary approvals.  Assuming current commercial conditions persist, the acquisition is estimated to be slightly accretive in 2004 after amortization of intangible assets and other normal acquisition costs.

Jeffrey S. Lorberbaum, President and Chief Executive Officer stated, "Lees Carpet is a leader in the contract commercial segment of the industry with products that will complement our existing product line.  We believe this acquisition will allow us to provide an even higher level of service with a broader product offering to our customers.  Lees has one of the most respected sales forces in the industry and it has been very effective in the marketing of its products.  It is Mohawk's intention to strengthen Lees' sales and marketing by offering new products and expanding the existing business.

"We have been very impressed with the operation of Lees both in Greensboro, NC and Glasgow, VA.  The company has committed hard working employees that have developed one of the most successful commercial carpet companies in the industry.  We believe the financial strength of Mohawk along with our excellent employee relations history will add to the security and stability for Lees' employees.  We look forward to making Lees a part of the Mohawk family so we can each contribute to the others' success.

"Our strategy for growth is to encourage continuation of its strategic direction and invest in its assets and people.  We believe this will greatly improve our position in the commercial industry allowing us to be a leader both in size and product offerings.  Lees will play a vital role in creating value for both our customers and shareholders as we continue our strategy of becoming a leader in all floorcovering categories."

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future financial performance, business prospects, growth and operating strategies, proposed acquisitions, and similar matters, and those preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," "looks forward to," or similar expressions constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Those statements are based on many assumptions, including assumptions regarding the Company's ability to maintain its sales growth and gross margins and to control costs.  These or other assumptions could prove inaccurate and therefore, there can be no assurance that the "forward-looking statements" will prove to be accurate.  Forward-looking statements involve a number of risks and uncertainties.  The following important factors affect the future results of Mohawk and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic conditions generally in the carpet, rug and floorcovering markets served by Mohawk; competition from other carpet, rug and floorcovering manufacturers; raw material prices; timing and level of capital expenditures; the successful integration of acquisitions including the challenges inherent in diverting Mohawk's management attention and resources from other strategic matters and from operational matters for an extended period of time; the successful introduction of new products; the successful rationalization of existing operations; and other risks identified from time to time in the Company's SEC reports and public announcements.

Mohawk is a leading supplier of flooring for both residential and commercial applications and a producer of woven and tufted broadloom carpet, rugs and ceramic tile.  The Company designs, manufactures and markets premier carpet brand names, which include "Mohawk," "Aladdin," "Bigelow," "Custom Weave," "Durkan," "Galaxy," "Helios," "Horizon," "Karastan," "Mohawk Commercial," "World," and "Wunda Weve."  Mohawk offers a broad line of home products including rugs, throws, pillows and bedspreads under the brand names Aladdin, Goodwin Weavers, Karastan, Mohawk Home and Newmark.  Mohawk manufactures and distributes ceramic tile and natural stone products under the brand names Dal-Tile, Mohawk and American Olean.   Mohawk also offers other products that include laminate, wood and vinyl flooring and carpet padding under the Mohawk brand name.